Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the PACCAR Inc Savings Investment Plan of our reports dated February 27, 2013, with respect to the consolidated financial statements of PACCAR Inc and the effectiveness of internal control over financial reporting of PACCAR Inc incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

August 7, 2013